Exhibit 10.3

AMENDMENT No. 1 TO SALE AGREEMENT

THIS AMENDMENT No. 1 TO SALE AGREEMENT, dated as of April 20, 2005 (the “Amendment”), is entered into by and among TEM Puerto Rico, Inc. (as a successor in interest of Telefonica Larga Distancia de Puerto Rico, Inc), a corporation organized and existing under the laws of the Commonwealth of Puerto Rico (“TEMPR”), ClearComm, L.P., a Delaware limited partnership (“ClearComm”), Syndicated Communications Venture Partners IV, L.P., a Delaware limited partnership (“Syncom”), Fleet Development Ventures, LLC, a Massachusetts limited liability company (“Fleet”), Opportunity Capital Partners IV, L.P., a Delaware limited partnership (“Opportunity”), Power Equities, Inc., a Delaware corporation (“Power”, collectively with Fleet and Opportunity, the “Fleet Syndicate”), any other Person acquiring Shares during the term of the Agreement and NewComm Wireless Services, Inc., a corporation organized and existing under the laws of the Commonwealth of Puerto Rico (the “Company”).

W I T N E S S E T H:

WHEREAS, the parties have previously entered into a Sale Agreement dated as of March 12, 2002 (as the same may be amended from time to time, the “Agreement”), that provides for, among other things, the procedure for conducting a proposed sale of the Company;

WHEREAS, pursuant to Section 4.6 of the Agreement, the Agreement may be amended only upon the written consent of the Company and Shareholders owning seventy-five per cent (75%) of the Shares on a fully-diluted basis, assuming conversion of all outstanding Convertible Securities; and

WHEREAS, the parties hereto desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                   Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

ARTICLE II

AMENDMENTS

Section 2.1                   Amendment to the Agreement.  All references to TLD are hereby amended and replaced with TEMPR, as a successor in interest of Telefónica Larga Distancia de Puerto Rico, Inc.

Section 2.2                   Amendment and Restatement of the Recitals.  The first Whereas clause of the Agreement is hereby amended and restated in its entirety to read as follows:

“WHEREAS, TEMPR and ClearComm have entered into a stock purchase agreement dated as the date hereof, pursuant to which

TEMPR may purchase from ClearComm such number of Class A Common Stock of the Company such that, upon the purchase of such Shares and the Conversion of the Convertible Securities, TEMPR will own 50.1% of the total issued and outstanding common stock of the Company, on a fully-diluted basis (the “Stock Purchase Agreement”).”

Section 2.3                   Amendment to Article I.  The defined terms “Management Agreement” and “Technology Transfer Agreement” are hereby deleted from Article 1 (Definitions).

Section 2.4                   Amendment to Article II.  All references to Greenberg and Traurig, P.A. are deleted and replaced with Simpson Thacher & Bartlett LLP.

Section 2.5                   Amendment of Section 2.1(a).  The last sentence of Section 2.1(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“provided, however, that such Sale Notice may not be given prior to the earlier to occur of (i) the delivery of an Exit Notice under the Settlement Agreement and Mutual Release by and among the Company, the Purchaser, the Seller, and the other parties name therein (the “Settlement Agreement and Mutual Release”), or (ii) thirty six (36) months from the execution of the Settlement Agreement and Mutual Release. For the avoidance of doubt, the Sale of the Company pursuant to this Agreement is not subject to the acquisition by TEMPR of the Seller Shares (as defined in the Stock Purchase Agreement) pursuant to and under the terms and conditions of the Stock Purchase Agreement.”

Section 2.6                   Amendment of Section 2.1(b)(i).  Section 2.1(b)(i) of the Agreement is hereby amended by adding the following clause at the end thereof:

“In the event that, by the time the Sale Notice is delivered, no bank had performed the Equity Valuation under the Stock Purchase Agreement, the Appraiser shall be selected following the mechanism set forth in Section 2.02 (b) of such agreement, counting the initial five (5) Business Days since the delivery of the Sale Notice.”

Section 2.7                   Amendment of Section 2.1(d).  Section 2.1(d) and (e) of the Agreement  is hereby amended and restated in its entirety to read as follows:

“(d)                           If neither TEMPR nor ClearComm has delivered a TEMPR Offer Notice or a ClearComm Offer Notice, as the case may be, before the expiration of the applicable TEMPR Offer Period or ClearComm Offer Period and TEMPR or ClearComm has not delivered a TEMPR Option Notice or a ClearComm Option Notice, as the case may be, before the expiration of the thirty-day period applicable thereto, the Shareholders shall use their best efforts to effect the Sale of the Company to a third party purchaser which shall in no event be an Affiliate of either ClearComm or TEMPR.  The Appraiser shall undertake the Sale of the Company or, if such Appraiser is unwilling or unable to undertake the sale of the Company, the Appraiser shall select a U.S. nationally recognized investment banker (the “Bank”), with experience in the telecommunications industry, to undertake the Sale of the Company.  The Appraiser or the Bank, as the case may be, will undertake the Sale of the Company with a view of obtaining the best possible terms and the highest possible purchase price, provided that the Appraiser or the Bank, as the case may be, shall not accept any third-party purchaser offer unless (i) the purchase price offered by such third party is at least equivalent to the Liquidity Valuation, (ii) the consideration is in cash or freely-tradable securities and (iii) the Company’s indebtedness is either repaid or assumed and each Shareholder is fully and unconditionally released from its guarantee obligations to the Company.  In the event that the Appraiser or the Bank, as the case may be, presents to the Shareholders a third-party offer under Customary Terms and Conditions that complies with conditions (i), (ii) and (iii) set forth in the preceding sentence, the Shareholders will have the obligation to complete the Sale of the Company. The Shareholders shall have the right at all times to attend all meetings and telephone conferences conducted by the Appraiser or the Bank, as the case may be, (or their designee) in connection with the Sale of the Company.  Notwithstanding anything to the contrary herein, if the Appraiser or the Bank, as the case may be, and the Shareholders are unable to find a third party purchaser under the conditions set forth above within six (6) months after the expiration of the period for the delivery of the TEMPR Option Notice or the ClearComm Option Notice, as the case may be, either TEMPR or ClearComm shall have the right, in its sole discretion, to terminate the Sale of the Company (the “Sale Termination”).

(e) Upon the occurrence of a Sale Termination, neither TEMPR nor ClearComm may deliver a Sale Notice pursuant to Section 2.1 for a period of six (6) months.  Thereafter, in the event a Sale Notice is delivered, the procedures set forth in this Section 2.1 shall be applicable.”

Section 2.8                   Amendment of Section 2.2.  Section 2.2 is deleted in its entirety.

Section 2.9                   Amendment of Article III (e).  Article III (e) is hereby amended and restated in its entirety to read as follows:

“(e) any merger or share exchange involving all of the issued and outstanding Shares effected for a significant business purpose (and not solely or primarily to effect a termination of this Agreement) or any sale, transfer, conveyance or disposition of all or substantially all of the assets and properties of the Company.”

Section 2.10             Amendment of Section 4.2.  Section 4.2 is hereby amended and restated in its entirety to read as follows:

“The substantive rights and obligations of the parties arising out of, in connection with or ancillary to this Agreement shall be governed by the substantive laws of the State of Florida, excluding conflict of laws principles.”

Section 2.11             Amendment to Section 4.3.  Section (b) is hereby amended and restated in its entirety to read as follows:

“(b)                           If a Dispute is not settled within thirty (30) days after the notice is given to the other parties seeking representative consideration of a Dispute, such Dispute shall be submitted for resolution to the American Arbitration Association in accordance with the International Arbitration Rules of the American Arbitration Association. A party wishing to submit a Dispute to arbitration shall give written notice to such effect to the other parties hereto.  The arbitration shall be resolved by a three-person arbitration panel.”

And, in Section (c), reference to San Juan, Puerto Rico must be referred to Miami, Florida.

Section 2.12             Amendment of Section 4.5.  Section 4.5 is hereby amended and restated in its entirety to read as follows:

“This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between them or any of them as to the subject matter”.

ARTICLE III

MISCELLANEOUS

Section 3.1                   Ratification; Entire Agreement.  This Amendment shall not be deemed to be an amendment to or effect any terms or provisions of the Agreement other than those amended hereby and is only intended to amend, alter or modify the Agreement as expressly stated herein.  Except as amended hereby, the Agreement remains in effect, enforceable against each of the Parties, and is hereby ratified and acknowledged by each of the Parties.  This Agreement, as amended by this Amendment, constitutes the entire agreement among all the parties hereto and supersedes all prior agreements and understandings, oral and written, among all the parties hereto with respect to the subject matter hereof.

Section 3.2                   Counterparts; Facsimile Signature.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.  Any Party may execute this Amendment by facsimile signature, and the other Parties will be entitled to rely on such facsimile signature as conclusive evidence that this Amendment has been duly executed by such Party.

Section 3.3                   Governing Law.  The substantive rights and obligations of the parties arising out of, in connection with or ancillary to this Agreement shall be governed by the substantive laws of the State of Florida, excluding conflict of laws principles.

Section 3.4                   Severability.  The provisions of this Amendment shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Amendment, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid or enforceable, such provision and (b) the remainder of this Amendment and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 3.5                   Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of each of the Parties and their respective successors and assigns.

Section 3.6                   Headings.  The headings, captions and arrangements used in this Amendment are for convenience only and will not affect the interpretation of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized Representative as of the date first above written.

NEWCOMM WIRELESS SERVICES, INC.

By:
Name:
Title:

TEM PUERTO RICO, INC.

By:
Name: Francisco Martinez Davis
Title: Director

By:
Name: Juan Ramon Balcells
Title: Director

CLEARCOMM, L.P.

By: SuperTel Communications Corp., its General Partner

By:
Name:
Title:

SYNDICATED COMMUNICATIONS VENTURE PARTNERS IV, L.P.

By: ,
its General Partner

By:
Name:
Title:

FLEET DEVELOPMENT VENTURES, LLC.

By:
Name:
Title:

OPPORTUNITY CAPITAL PARTNERS IV, L.P.

By: ,
its General Partner

By:
Name:
Title:

POWER EQUITIES, INC.

By:
Name:
Title: